                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement         [_] CONFIDENTIAL, FOR  USE OF THE
                                            COMMISSION ONLY (AS PERMITTED BY
                                            RULE 14A-6(E)(2))
[x] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            Texas Utilities Company
   -------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                            Texas Utilities Company
   -------------------------------------------------------------------------
   (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-1 1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                            TEXAS UTILITIES COMPANY

                                 Energy Plaza
                               1601 Bryan Street
                           Dallas, Texas 75201-3411

                              ------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              ------------------

                                                                  April 4, 1997

To the Shareholders of
 Texas Utilities Company:

  The annual meeting of shareholders of Texas Utilities Company will be held in the Eugene McDermott Concert Hall of the Morton H. Meyerson Symphony Center, 2301 Flora Street, Dallas, Texas on Friday, May 23, 1997 at 9:30 a.m. for the following purposes:

  1. To elect a Board of Directors for the ensuing year;

  2. To approve the Long-Term Incentive Compensation Plan; and

  3. To approve the selection of auditors for the year 1997.

  The Board of Directors has fixed the close of business on March 24, 1997 as the time as of which shareholders entitled to notice of, and to vote at, the meeting and any adjournments shall be determined.

  WHETHER OR NOT YOU WILL BE ABLE TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY PROMPTLY. NO POSTAGE NEED BE AFFIXED TO THE REPLY ENVELOPE WHICH IS ENCLOSED HEREWITH FOR YOUR CONVENIENCE IF IT IS MAILED IN THE UNITED STATES.

                                               Peter B. Tinkham
                                               Treasurer and Assistant
                                               Secretary

                            TEXAS UTILITIES COMPANY

                                 Energy Plaza
                               1601 Bryan Street
                           Dallas, Texas 75201- 3411

                              ------------------

                                PROXY STATEMENT

                              ------------------
                                                                  April 4, 1997

  A proxy in the accompanying form is solicited by the Board of Directors of TEXAS UTILITIES COMPANY for use at the annual meeting of shareholders to be held in the Eugene McDermott Concert Hall of the Morton H. Meyerson Symphony Center, 2301 Flora Street, Dallas, Texas, on Friday, May 23, 1997, at 9:30 a.m. and any adjournments thereof for the purposes set forth in the accompanying notice.

  The close of business on March 24, 1997 has been fixed as the time as of which shareholders entitled to notice of, and to vote with respect to, this meeting shall be determined. At such date there were outstanding and entitled to vote 224,602,557 shares of common stock. Except as indicated below, each share is entitled to one vote on all matters submitted to shareholders.

  Any shareholder may exercise the right of cumulative voting in the election of directors provided the shareholder gives written notice of such intention to the Secretary of the Company on or before the date preceding the election. When exercising this right the shareholder is entitled to one vote for each share held multiplied by the number of directors to be elected and he may cast all of his votes for a single nominee or spread his votes among the nominees in any manner desired.

  This Notice, Proxy Statement and form of proxy are being mailed or given to shareholders on or about April 4, 1997.

  The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone. The Company has hired D.
F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of $7,500 plus disbursements. Shareholders may assist the Company in avoiding expenses in this connection by returning their proxies promptly.

  Any proxy delivered pursuant to this solicitation is revocable at the option of the person executing the same at any time prior to the exercise thereof. The shares represented by any proxy duly given as a result of this request will be voted in the discretion of the persons named in the proxy unless the shareholder specifies a choice by means of the ballot space on the proxy, in which case the shares will be voted accordingly.

  The Company has adopted a confidential voting policy. Accordingly, tabulation of proxies and votes cast at the meeting will be conducted by an independent agent and the votes of individual shareholders will be kept private and not disclosed to the Company, except in limited circumstances.

  The presence in person or by proxy of the holders of a majority of the shares of the common stock entitled to vote shall constitute a quorum entitled to transact business at the meeting. Directors are elected by plurality vote of the votes cast at the meeting; abstentions will have no effect. The approval of the Long-Term Incentive Compensation Plan and the approval of the selection of auditors require the affirmative vote of a majority of the shares represented at the meeting; abstentions and non-votes, i.e. shares held by brokers and other nominees or fiduciaries that are present at the meeting but not voted on a particular matter, will be treated as negative votes.

                  1998 ANNUAL MEETING SHAREHOLDERS' PROPOSALS

  All proposals from shareholders to be considered at the next annual meeting scheduled for May 15, 1998 must be received by the Secretary of the Company, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411, not later than the close of business on December 5, 1997.

                             ELECTION OF DIRECTORS

  It is the intent of the Board of Directors that the persons named in the proxy will vote your shares in favor of the nominees for directors listed hereafter, unless authority is withheld. All of the nominees are current members of the Board of Directors and have been nominated by the Nominating Committee. The persons named in the proxy may cumulate the votes represented thereby and in case any such nominee shall become unavailable, which the Board of Directors has no reason to anticipate, may vote for a substitute.

  The names of the nominees for the office of director for the ensuing year and information about them, as furnished by the nominees themselves, are set forth below:

                               SERVED AS
          NAME           AGE DIRECTOR SINCE   BUSINESS EXPERIENCE DURING PAST FIVE YEARS
          ----           --- --------------   ------------------------------------------
J. S. Farrington
 (2)(5).................  62      1983      Chairman of the Board of the Company since
                                             May 1995; prior thereto Chairman of the
                                             Board and Chief Executive of the Company
                                             (February 1987--May 1995); prior thereto
                                             President of the Company (May 1983--February
                                             1987). A Director of TU Electric.
Bayard H. Friedman
 (1)(2)(3)(4)(6)........  70      1991      Friedman & Uhlemeyer, Inc., Investment
                                             Adviser, since December 1992. Prior thereto,
                                             Senior Chairman and Director, Team Bank
                                             (January 1990--November 1992). A Director of
                                             Justin Industries.
William M. Griffin
 (1)(3)(4)(6)...........  70      1966      Principal, The WMG Company (investments).
                                             Executive Vice President (until August 1985)
                                             and Chairman of the Finance Committees
                                             (until March 1986) of The Hartford Fire
                                             Insurance Company and Subsidiaries. A
                                             Director of The Hartford Fire Insurance
                                             Company (until March 1991) and Shawmut
                                             National Corporation (until April 1992).
Kerney Laday
 (1)(3)(4)(6)...........  55      1993      President, The Laday Company (management
                                             consulting and business development) since
                                             July 1995; prior thereto Vice President,
                                             field operations, Southern Region, U. S.
                                             Customer Operations, Xerox Corporation
                                             (January 1991--June 1995); prior thereto
                                             Vice President and region general manager,
                                             Xerox (1986 to 1991).
Margaret N. Maxey
 (1)(2)(3)(4)(6)........  70      1984      Director, Clint W. Murchison, Sr. Chair of
                                             Free Enterprise and Professor, Biomedical
                                             Engineering Program, College of Engineering,
                                             The University of Texas at Austin since
                                             1982; prior thereto Assistant Director,
                                             Energy Research Institute, Columbia, South
                                             Carolina, 1980-1982.
James A. Middleton
 (1)(3)(4)(5)(6)........  61      1989      Chairman of the Board and Chief Executive
                                             Officer, Crown Energy Company (oil and gas
                                             producing and tar sands processing) since
                                             January 1996; prior thereto Executive Vice
                                             President (October 1987--December 1994) and
                                             Senior Vice President (June 1981--October
                                             1987) of Atlantic Richfield Company.
                                             President, ARCO Oil and Gas Company,
                                             (January 1985--October 1990). A Director of
                                             Crown Energy Company and ARCO Chemical
                                             Company.

                               SERVED AS
          NAME           AGE DIRECTOR SINCE   BUSINESS EXPERIENCE DURING PAST FIVE YEARS
          ----           --- --------------   ------------------------------------------
Erle Nye
 (2)(5).................  59      1987      President and Chief Executive of the Company
                                             since May 1995; prior thereto President of
                                             the Company (February 1987--May 1995);
                                             Chairman of the Board and Chief Executive,
                                             and a Director of TU Electric.
J. E. Oesterreicher
 (1)(3)(4)(6)...........  55      1996      Chairman of the Board of J.C. Penney Company,
                                             Inc. (department store chain) since January
                                             1997 and Chief Executive Officer since
                                             January 1995; Vice Chairman of the Board
                                             from 1995 to 1997; President, J.C. Penney
                                             Stores and Catalog from 1992 to 1995. A
                                             Director of J.C. Penney Company, Inc. and
                                             Brinker International, Inc.
Charles R. Perry
 (1)(2)(3)(4)(5)(6).....  67      1985      Oil and gas interests, private investments.
                                             Chairman of the Board of Perry Management,
                                             Inc., Avion Flight Centre, Inc. and Perry
                                             Gas Companies, Inc.
Herbert H. Richardson
 (1)(3)(4)(5)(6)          66      1992      Associate Vice Chancellor for Engineering and
                                             Director, Texas Transportation Institute,
                                             The Texas A&M University System; Associate
                                             Dean of Engineering, Regents Professor and
                                             Distinguished Professor of Engineering,
                                             Texas A&M University; Chancellor, The Texas
                                             A&M University System, 1991--1993 and Deputy
                                             Chancellor for Engineering, The Texas A&M
                                             University System, 1986--1991.

---------
(1) Member of Audit Committee.
(2) Member of Executive Committee.
(3) Member of Finance Committee.
(4) Member of Nominating Committee.
(5) Member of Nuclear Committee.
(6) Member of Organization and Compensation Committee.

  During 1996 the Board of Directors held seven meetings. The standing committees of the Board of Directors and the membership of each committee are shown on the preceding pages. During 1996 each of the Directors attended more than 90% of the aggregate of the Board of Directors meetings and the meetings of the Committees on which they serve.

  The Audit Committee nominates to the Board, for approval by the shareholders at each annual meeting, a firm of independent auditors to audit the books of account and records of the Company and to perform such other duties as this Committee may prescribe or approve, receives the reports and comments from such independent auditors, reviews the adequacy of internal controls, reviews the accounting principles employed in financial reporting and takes any action with respect thereto as it may deem appropriate, reports to the Board of Directors upon its findings and recommendations and performs such other duties as may be assigned to it from time to time by the Board; the Audit Committee held two meetings during 1996. The Executive Committee exercises the authority of the Board in the intervals between meetings of the Board; the Executive Committee did not meet during 1996. The Finance Committee reviews and recommends to the Board, for its consideration, major financial undertakings and policies and performs such other duties as may be assigned to it from time to time by the Board; the Finance Committee held three meetings during 1996. The Nominating Committee selects and recommends to the Board, for its consideration, persons as nominees for election as directors of the Company and performs such other duties as may be assigned to it from time to time by the Board; the Nominating Committee held one meeting in 1996. Shareholders may recommend nominees for directors to the Nominating Committee by writing to the Secretary of the Company, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411. The Nuclear Committee reviews, generally oversees, and makes reports and recommendations to the Board in connection with, the operation of the Company's nuclear generating units; the Nuclear Committee held four meetings during 1996. The Organization and Compensation Committee reviews and establishes the duties, titles and remuneration of officers of the Company; the Organization and Compensation Committee held three meetings in 1996.

  Non-officer directors were compensated in 1996 by a retainer fee at the annual rate of $25,000 plus $1,500 for each Board meeting attended and $1,000 for each committee meeting attended. Additionally, non-officer directors who are members of the Nuclear Committee receive an annual retainer fee of $10,000 for their services on that Committee. Directors who are officers of the Company do not receive any fees for service as a director. All directors are reimbursed for expenses. Non-officer directors may elect to defer, in increments of 25%, all or a portion of their annual Board retainer pursuant to the Deferred Compensation Plan for Outside Directors (Directors' Plan). Amounts deferred are matched by the Company. Under the Directors' Plan, a trustee purchases Company common stock with an amount of cash equal to each participant's deferred retainer and matching amount, and accounts are established for each participant containing performance units equal to such number of common shares. Directors' Plan investments, including reinvested dividends, are restricted to Company common stock. On the expiration of the applicable maturity period (not fewer than three nor more than ten years, as selected by the participant) or upon death or disability, the value of the participant's accounts is paid in cash based on the then current value of the performance units.

              BENEFICIAL OWNERSHIP OF COMMON STOCK OF THE COMPANY

  Each nominee for director and certain executive officers reported beneficial ownership of common stock of the Company, as of March 26, 1997, as follows:

                                                         NUMBER OF SHARES
                                                   -----------------------------
                                                                DEFERRED
                                                   BENEFICIALLY  PLANS
                        NAME                          OWNED       (1)     TOTAL
                        ----                       ------------ -------- -------
   J. S. Farrington...............................    19,365     50,961   70,326
   Bayard H. Friedman (2).........................     2,416      2,793    5,209
   William M. Griffin.............................    25,000      2,793   27,793
   Kerney Laday...................................       800      2,793    3,593
   Margaret N. Maxey..............................     4,862      2,793    7,655
   James A. Middleton.............................     3,000      2,793    5,793
   Erle Nye.......................................    20,114     43,594   63,708
   J. E. Oesterreicher............................     1,200      1,210    2,410
   Charles R. Perry...............................     1,000      2,793    3,793
   Herbert H. Richardson..........................     1,100      1,000    2,100
   H. Jarrell Gibbs...............................     7,032     19,340   26,372
   W. M. Taylor...................................     9,304     18,703   28,007
   T. L. Baker....................................     3,012     16,544   19,556
   All Directors and Executive Officers
    as a group (13 persons).......................    98,205    168,110  266,315

---------
(1) Share units held in deferred compensation accounts under the Deferred and Incentive Compensation Plan or the Directors' Plan. Although these plans allow such units to be paid only in the form of cash, investments in such units create essentially the same investment stake in the performance of the Company's common stock as do investments in actual shares of common stock.
(2) In addition to the shares reported above, clients of Mr. Friedman's investment advisory firm own 1,480 shares of the common stock of the Company. Mr. Friedman disclaims any beneficial interest in such shares.

  The named individuals have voting and investment power for the shares of common stock reported as Beneficially Owned. Ownership of such common stock by each individual director and executive officer and for all directors and executive officers as a group constituted less than 1% of the Company's outstanding shares.

  The Company has no knowledge of any person who beneficially owned more than 5% of the common stock of the Company as of December 31, 1996. Mellon Bank, N.A. (Mellon), in its capacity as Trustee of the Employees' Thrift Plan of the Texas Utilities Company System (Plan), holds a total of 12,314,898 shares of the Company's common stock, or 5.5% of the outstanding common shares, of which 6,699,556 shares, or 3.0% of the outstanding shares, have been allocated to Plan participants' accounts. Plan participants are entitled to direct Mellon as to how to vote shares allocated to their accounts and Mellon disclaims beneficial ownership of such allocated shares.

                            EXECUTIVE COMPENSATION

  The Company and its subsidiaries have paid or awarded compensation during the last three calendar years to the following executive officers for services in all capacities:

                          SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION    LONG-TERM COMPENSATION (2)
                              ----------------------- -----------------------------
                                                             AWARDS         PAYOUTS
                                                      --------------------- -------
                                               OTHER                                  ALL
                                              ANNUAL             SECURITIES          OTHER
                                              COMPEN- RESTRICTED UNDERLYING  LTIP   COMPEN-
        NAME AND              SALARY   BONUS  SATION    STOCK     OPTIONS/  PAYOUTS SATION
   PRINCIPAL POSITION    YEAR   ($)   ($) (1)   ($)   AWARDS ($)  SARS (#)    ($)   ($) (3)
   ------------------    ---- ------- ------- ------- ---------- ---------- ------- -------
J. S. Farrington,....... 1996 752,813 157,782    --    315,563       --          0  128,336
 Chairman of the Board   1995 825,000 165,000    --    313,500       --     34,135  105,671
 of the Company (4)      1994 804,167       0    --    273,500       --          0   85,817
Erle Nye, .............. 1996 723,333 185,000    --    351,500       --          0  117,908
 President and Chief     1995 679,167 140,000    --    266,000       --     25,602   87,810
 Executive of the        1994 618,750       0    --    217,000       --          0   67,275
 Company
H. Jarrell Gibbs,....... 1996 321,250 113,000    --    189,500       --          0   53,203
 President of            1995 282,917  67,200    --    120,300               9,102   38,702
 TU Electric             1994 245,167  40,000    --     97,880       --          0   29,017
W. M. Taylor,........... 1996 312,500  83,500    --    156,625       --          0   49,530
 President, Generation   1995 282,917  64,700    --    117,800       --     10,809   38,278
 Division-TU Electric    1994 249,333  40,000    --     97,880       --          0   30,333
T. L. Baker,............ 1996 275,833  60,500    --    123,500       --          0   46,319
 President, Electric     1995 261,667  44,900    --     93,500       --     11,947   34,465
 Service Division        1994 245,833  25,000    --     80,000       --          0   28,183
 -TU Electric

---------
(1) Amounts reported as Bonus in the Summary Compensation Table are attributable, beginning in 1995, to the named officer's participation in the Annual Incentive Plan (AIP). Officers of the Company and its subsidiaries with a title of Vice President or above are eligible to participate in the AIP. Under the terms of the AIP, target incentive awards ranging from 35% to 50% of base salary, and a maximum award of 100% of base salary, are established. The percentage of the target or the maximum actually awarded, if any, is dependent upon the attainment of per share net income goals established in advance by the Organization and Compensation Committee (Committee) as well as the Committee's evaluation of the participant's and the Company's performance. One-half of each such award is paid in cash and is reflected as Bonus in the Summary Compensation Table. Payment of the remainder of the award is deferred under the Deferred and Incentive Compensation Plan (DICP) discussed hereinafter.

(2) Amounts reported as Long-Term Compensation are attributable to the named officer's participation in the DICP. Officers of the Company and its subsidiaries with the title of Vice President or above are eligible to participate in the DICP. Participants in the DICP may defer a percentage of their base salary not to exceed a maximum percentage determined by the Committee for each Plan year and in any event not to exceed 15% of the participant's base salary. The Company makes a matching award (Matching Award) equal to 150% of the participant's deferred salary. In addition, one-half of any AIP award (Incentive Award) is deferred and invested under the DICP. The Matching Awards and Incentive Awards are subject to forfeiture under certain circumstances. Under the DICP, a trustee purchases Company common stock with an amount of cash equal to each participant's deferred salary, Matching Award and Incentive Award, and accounts are established for each participant containing performance units (Units) equal to such number of common shares. DICP investments, including reinvested dividends, are restricted to Company common stock. On the expiration of the applicable maturity period (three years for the Incentive Awards and five years for deferred salary and Matching Awards) the values of the participant's accounts are paid in cash based upon the then current value of the Units; provided, however, that in no event will a participant's account be deemed to have a cash value which is less than the sum of such participant's deferred salary together with a 6% per annum (compounded annually) interest equivalent thereon. The maturity period is waived if the participant dies or becomes totally and permanently disabled and may be extended under certain circumstances.

  Salary deferred under the DICP is included in amounts reported as Salary in the Summary Compensation Table. Amounts shown in the table below represent the number of shares purchased under the DICP with such deferred salaries for 1996:

             LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

                                                                     PERFORMANCE
                                                                      OR OTHER
                                                                       PERIOD
                                                       NUMBER OF        UNTIL
                                                    SHARES, UNITS OR MATURATION
   NAME                                             OTHER RIGHTS (#)  OR PAYOUT
   ----                                             ---------------- -----------
   J. S. Farrington................................      2,483         5 Years
   Erle Nye........................................      2,620         5 Years
   H. Jarrell Gibbs................................      1,203         5 Years
   W. M. Taylor....................................      1,150         5 Years
   T. L. Baker.....................................        991         5 Years

  Incentive Awards and Matching Awards that have been made under the DICP are included under Restricted Stock Awards in the Summary Compensation Table. As a result of these awards, undistributed Incentive Awards and Matching Awards made under the Plan in prior years, and dividends reinvested thereon, the number and market value of such Units at December 31, 1996 (each of which is equal to one share of common stock) held in the DICP accounts for Messrs. Farrington, Nye, Gibbs, Taylor and Baker were 35,601 ($1,450,763), 30,816 ($1,255,786), 14,113 ($575,142), 13,423 ($546,997) and 11,455
  ($466,831), respectively.

  Amounts reported as LTIP Payouts in the Summary Compensation Table represent payouts maturing during such years of earnings on salary deferred under the DICP in prior years.

(3) Amounts reported as All Other Compensation are attributable to the named officer's participation in certain plans described hereinafter in this footnote:

  Under the Employees' Thrift Plan of the Texas Utilities Company System (Thrift Plan) all employees with at least six months of eligible service with the Company or any of its subsidiaries may invest up to 16% of their regular salary or wages in common stock of the Company, or in a variety of selected mutual funds. Under the Thrift Plan, the Company matches a portion of an employee's savings in an amount equal to 40%, 50% or 60% (depending on the employee's length of service) of the first 6% of such employee's savings. All matching amounts are invested in common stock of the Company. The amounts reported under All Other Compensation in the Summary Compensation Table include these matching amounts which, for Messrs. Farrington, Nye, Gibbs, Taylor and Baker, amounted to $5,400, $5,400, $4,500, $5,400 and $5,400, respectively, during 1996.

  The Company has a Salary Deferral Program (Program) under which each employee of the Company and its subsidiaries whose annual salary is equal to or greater than an amount established under the Program ($91,740 for the Program Year beginning April 1996) may elect to defer a percentage of annual salary for a period of seven years, a period ending with the retirement of such employee, or for a combination thereof. Such deferrals may not exceed in the aggregate 10% of the employee's annual salary. Salary deferred under the Program is included in amounts reported under Salary in the Summary Compensation Table. The Company makes a matching award, subject to forfeiture under certain circumstances, equal to 100% of the salary deferred under the Program. The trustee for the Program distributes, at the end of the applicable maturity period, cash equal to the greater of the actual earnings of Program assets, or the average yield during the applicable maturity period of U. S. Treasury Notes with a maturity of ten years. The distributions of the amounts due under the Program are in a lump sum if the maturity period is seven years or, if the retirement option is elected, in twenty annual installments. The Company is financing the retirement portion of the Program through the purchase of corporate-owned life insurance on the lives of the participants. The proceeds from such insurance are expected to allow the Company to fully recover the cost of the retirement option. During 1996, matching awards, which are included under All Other Compensation in the Summary Compensation Table, were made for Messrs. Farrington, Nye, Gibbs, Taylor and Baker in the amounts of $75,281, $72,333, $32,125, $31,250 and $27,583, respectively.

  Under the Split-Dollar Life Insurance Program of the Texas Utilities Company System (Insurance Program), split-dollar life insurance policies are purchased for officers of the Company and its subsidiaries with a title of Vice President or above, with a death benefit equal to four times their annual compensation. Effective in October 1996, new participants vest in the policies issued under the Insurance Program over a six year period. The Company pays the premiums for these policies and has received a collateral assignment of the policies equal in value to the sum of all of its insurance premium payments. Although the Insurance Program is terminable at any time, it is designed so that if it is continued, the Company will fully recover all of the insurance premium payments it has made either upon the death of the participant or, if the assumptions made as to policy yield are realized, upon the later of fifteen years of participation or the participant's attainment of age sixty-five. During 1996, the economic benefit derived by Messrs. Farrington, Nye, Gibbs, Taylor and Baker from the term insurance coverage provided and the interest foregone on the remainder of the insurance premiums paid by the Company amounted to $47,655, $40,175, $16,578, $12,880 and $13,336, respectively.

(4) Mr. Farrington served as Chief Executive until May 1995. Mr. Farrington has a management transition agreement with the Company pursuant to which he will remain as Chairman of the Board until May 1997, at which time he will be named Chairman Emeritus. He will retire as an active employee in May 1998 and serve thereafter as a consultant to the Company for a two year period. In accordance with the agreement, during the period from May 1996 until his retirement, Mr. Farrington's salary will be reduced by 15% each year, and he will be eligible to participate in all employee benefit plans of the Company. As a consultant, he will receive $200,000 annually.

                              PENSION PLAN TABLE

                            YEARS OF SERVICE
-------------------------------------------------------------------------------------
REMUNERATION        20             25             30             35             40
------------        --             --             --             --             --
 $   50,000      $ 14,688       $ 18,360       $ 22,032       $ 25,704       $ 29,376
    100,000        29,688         37,110         44,532         51,954         59,376
    200,000        59,688         74,610         89,532        104,454        119,376
    400,000       119,688        149,610        179,532        209,454        239,376
    800,000       239,688        299,610        359,532        419,454        479,376
  1,000,000       299,688        374,610        449,532        524,454        599,376
  1,400,000       419,688        524,610        629,532        734,454        839,376

  The Company and its subsidiaries maintain retirement plans (Plans) which are qualified under applicable provisions of the Internal Revenue Code of 1986, as amended (Code). Annual retirement benefits are computed as follows: for each year of accredited service up to a total of 40 years of service, 1.3% of the first $7,800, plus 1.5% of the excess over $7,800 of the participant's average annual earnings during his or her three years of highest earnings. Amounts reported under Salary for the named officers in the Summary Compensation Table approximate earnings as defined by the Plans. Benefits paid under the Plans are not subject to any reduction for Social Security payments but are limited by provisions of the Code. The Company maintains a Supplemental Retirement Plan (Supplemental Plan) which provides for the payment of retirement benefits which would otherwise be limited by the Code or by the definition of earnings in the Plans. Under the Supplemental Plan, retirement benefits are calculated in accordance with the same formula used under the Plans, except that earnings also include AIP awards (50% of the AIP award is reported under Bonus for the named officers in the Summary Compensation Table). As of February 28, 1997, years of accredited service under the plans for Messrs. Farrington, Nye, Gibbs, Taylor and Baker were 37, 34, 34, 29 and 26, respectively. The table illustrates the total annual benefit payable at retirement under the Plans and Supplemental Plan prior to any reduction for a contingent beneficiary option which may be selected by the participant.

  The following information contained under the headings Organization and Compensation Committee Report on Executive Compensation and Performance Graph is not to be deemed to be (i) incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (Securities
Acts) or (ii) "soliciting material" or "filed" with the SEC within the meaning of Item 402(a)(9) of SEC Regulation S-K of the Securities Acts.

                ORGANIZATION AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  The Organization and Compensation Committee of the Board of Directors (Committee) is responsible for reviewing and establishing the compensation of the executive officers of the Company. The Committee consists of all of the nonemployee directors of the Company and is chaired by James A. Middleton. The Committee has directed the preparation of this report and has approved its contents and submission to the shareholders.

  As a matter of policy, the Committee believes that levels of executive compensation should be based upon an evaluation of the performance of the Company and its officers generally, as well as in comparison to persons with comparable responsibilities in similar business enterprises. Compensation plans should align executive compensation with returns to shareholders with due consideration accorded to balancing both long-term and short-term objectives. The overall compensation program should provide for an appropriate and competitive balance between base salaries and performance-based annual and long-term incentives. The Committee has determined that, as a matter of policy to be implemented over time, the base salaries of the officers will be established at the median, or 50th percentile, of the top ten electric utilities in the United States and that opportunities for total direct compensation to reach the 75th percentile, or above, of such utilities will be provided through performance-based compensation plans. Such compensation principles and practices have allowed, and should continue to allow, the Company to attract, retain and motivate its key executives.

  In furtherance of these policies, a nationally recognized compensation consultant has been retained since 1994 to assist the Committee in its periodic reviews of compensation and benefits provided to officers. The consultant's prior recommendations, including the Annual Incentive Plan (referred to as AIP and described hereinafter and in footnote 1 on page 8 of this proxy statement) as well as changes in life insurance coverage and retirement benefits, have generally been implemented. The consultant has recommended, and assisted the Committee in the development of, the Long-Term Incentive Compensation Plan (the Long-Term Plan) which has been approved by the Committee and the Board and which is being recommended to the shareholders for their approval.

  The compensation of the officers of the Company has consisted principally of base salaries, the opportunity to participate in the Deferred and Incentive Compensation Plan (referred to as the DICP and described in footnote 2 on pages 9 and 10 of this proxy statement) and the opportunity to earn an incentive award under the AIP. Benefits provided under the DICP and the AIP represent a substantial portion of officers' compensation, and the value of future payments under the DICP, as well as the value of the deferred portion of any award under the AIP, is directly related to the future performance of the Company's common stock. It is anticipated that performance-based incentive awards under the AIP and, if it is approved by the shareholders, the Long-Term Plan, will, in future years, constitute an increasing percentage of the officers' total compensation.

  The AIP is administered by the Committee and provides an objective framework within which annual Company and individual performance can be evaluated by the Committee. Depending on the results of such performance evaluations, and the attainment of the per share net income goals established in advance, the Committee may provide annual incentive compensation awards to eligible officers. The evaluation of each individual participant's performance is based upon the attainment of individual and business unit objectives. The Company's performance is evaluated, compared to the ten largest electric utilities and/or the electric utility industry, based upon its total return to shareholders and return on invested capital, as well as other measures relating to competitiveness, service quality and employee safety. The combination of individual and Company performance results, together with the Committee's evaluation of the competitive level of compensation which is appropriate for such results, determines the amount, if any, actually awarded.

  As previously noted, the Committee and the Board have adopted, subject to shareholder approval, the Long-Term Plan as more fully described on pages 17 through 20 of this proxy statement. The Long-Term Plan is a comprehensive, stock-based incentive compensation plan under which all awards will be made in, or based on the value of, the Company's common stock. The Committee believes that the Long-Term Plan is necessary in order to continue to be able to attract, motivate and retain officers and other key employees through stock-based compensation. The Long-Term Plan is designed such that the value of awards will be directly related to long term returns to shareholders and the Plan will, thereby, constitute an appropriate component of the Company's overall compensation program.

  In establishing levels of executive compensation at its May 1996 meeting, the Committee reviewed various performance and compensation data, including the performance measures under the AIP and the report of its compensation consultant. Information was also gathered from industry sources and other published and private materials which provided a basis for comparing the largest electric and gas utilities and other survey groups representing a large variety of business organizations. Included in the data considered was that the Company's total return to shareholders in 1995 was 38.5%, which was the third highest total return amongst the ten largest utilities. Additionally, in 1995, TU Electric, the Company's principal subsidiary, was the second largest electric utility in the United States as measured by megawatt hour sales and, compared to other electric utilities in the United States, was seventh in electric revenues, sixth in total assets, fourth in net generating capability, eighth in number of customers and eleventh in number of employees. This information provided a basis for comparing the Company with the largest electric and gas utilities, including companies generally comparable in size represented in the Moody's 24 Utilities whose comparative investment return is depicted in the graph on page 16. Compensation amounts were established by the Committee based upon its subjective evaluation of Company and individual performance at levels consistent with the Committee's policy relating to total direct compensation.

  In May 1996 the Committee increased Mr. Nye's base salary as Chief Executive to an annual rate of $740,000 representing a $40,000 or 5.7% increase over the amount established for Mr. Nye in May of 1995. Based upon the Committee's evaluation of individual and Company performance, as called for by the AIP, the Committee also provided Mr. Nye with an AIP award of $370,000 compared to the prior year's award of $280,000. This level of compensation was established based upon the Committee's subjective evaluation of the information described in this report.

  In discharging its responsibilities with respect to establishing executive compensation, the Committee normally considers such matters at its May meeting held in conjunction with the Annual Meeting of Shareholders. Although Company management may be present during Committee discussions of officers' compensation, Committee decisions with respect to the compensation of the President and Chief Executive and the Chairman of the Board are reached in private session without the presence of any member of Company management.

  Section 162(m) of the Code limits the deductibility of compensation which a publicly traded corporation provides to its most highly compensated officers. As a general policy, the Company does not intend to provide compensation which is not deductible for federal income tax purposes. Awards under the AIP in 1996 and subsequent years as well as awards under the Long-Term Plan are expected to be fully deductible, and the DICP and the Salary Deferral Program have been amended to require the deferral of distributions of amounts earned in 1995 and subsequent years until the time when such amounts would be deductible. Awards provided under the AIP in 1995 and distributions under the DICP and the Salary Deferral Program which were earned in plan years prior to 1995, may not be fully deductible but such amounts are not expected to be material.

  Shareholder comments to the Committee are welcomed and should be addressed to the Secretary of the Company at the Company's offices.

                    ORGANIZATION AND COMPENSATION COMMITTEE

     James A. Middleton, Chair                    Margaret N. Maxey
     Bayard H. Friedman                           J. E.
     William M. Griffin                           Oesterreicher
                                                  Charles R. Perry
     Kerney Laday                                 Herbert H.
                                                  Richardson

                               PERFORMANCE GRAPH

  The following graph compares the performance of the Company's common stock to the S&P 500 Index and to the Moody's 24 Utilities for the last five years. The graph assumes the investment of $100 at December 31, 1991 and that all dividends were reinvested. The amount of the investment at the end of each year is shown in the graph and in the table which follows.

                       [PERFORMANCE GRAPH APPEARS HERE]


                                              ----------------------------------

                                                   1991 1992 1993 1994 1995 1996
--------------------------------------------------------------------------------
  Texas Utilities................................. 100  110  119   97  134  140
--------------------------------------------------------------------------------
  S&P 500 Index................................... 100  108  118  120  165  203
--------------------------------------------------------------------------------
  Moody's 24 Utilities............................ 100  105  115   98  129  131
--------------------------------------------------------------------------------

               APPROVAL OF LONG-TERM INCENTIVE COMPENSATION PLAN

  The Board of Directors has adopted the Long-Term Incentive Compensation Plan
(Plan), subject to approval by the Company's shareholders. The purpose of the Plan is to assist the Company in attracting, retaining and motivating executive officers and other key employees essential to the success of the Company through performance-related incentives linked to long-range performance goals. Performance goals under the Plan may be based on individual performance of the particular employee and/or include criteria such as absolute or relative levels of total shareholder return, revenues, sales, net income, or net worth of the Company, any of its subsidiaries, divisions, business units or other areas of the Company, all as the Organization and Compensation Committee (Committee) may determine. The Board believes that the Plan is necessary in order for the Company to attract and retain qualified executive officers capable of directing the Company through an ever-changing and increasingly competitive business environment and will more closely align executive compensation with shareholder returns. The Board also believes that the Plan is essential for the Company to maintain for its key employees an appropriate and competitive balance of base salaries, annual incentives and long-term incentives.

  The Plan is a comprehensive, stock-based incentive compensation plan, providing for discretionary awards (Awards) of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, bonus stock and other stock-based awards. All Awards will be made in, or based on the value of, the Company's Common Stock.

  The Plan will be administered by the Committee, which consists entirely of outside directors. Regular, full time employees of the Company and its subsidiaries who are designated by the Committee as key employees will be eligible to participate in, and receive Awards under, the Plan. The selection of key employees who are to receive Awards under the Plan, as well as all terms, conditions, performance criteria and restrictions applicable to each Award, will be determined by the Committee in its discretion. The Committee may delegate to the Company's Chief Executive the authority to grant awards to key employees who are not executive officers.

  The maximum number of shares of Common Stock for which Awards may be granted under the Plan is 2,500,000 subject to adjustment in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other similar event. Shares subject to previously canceled, lapsed or forfeited Awards or Awards paid in cash may be reissued under the Plan. The shares to be issued under the Plan may consist of authorized but unissued shares, shares issued and reacquired by the Company or shares purchased in the open market. As of March 26, 1997, the closing price of a share of Common Stock on the New York Stock Exchange was $35.125.

  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The number of shares and other terms of each grant will be determined by the Committee. The price payable upon exercise of an option may not be less than 100% of the fair market value of the Common Stock at the time of the grant, and may be paid in cash or with shares of Common Stock. Under the terms of the Plan, options may not be exercised until at least six months after they are granted, except in the case of the death or disability of the participant or a change in control of the Company. Options may remain outstanding for no more than ten years. Stock appreciation rights (SARs) entitle the participant to receive, upon exercise of the SAR, cash or, at the election of the Committee, shares of Common Stock or a combination thereof, in an amount equal to the difference between the SAR exercise price and the fair market value of the shares of Common Stock subject to the SAR. SARs may be granted to participants under the Plan on a freestanding basis or in tandem with a stock option. The exercise price of SARs will be not less than 100% of the fair market value of the Common Stock on the date of grant. SARs granted under the Plan will not be exercisable until at least six months following the date of grant and no later than ten years thereafter. Incentive stock options and SARs may not be transferred other than by will or the laws of descent and distribution.

  STOCK AND STOCK UNIT AWARDS. The Plan also provides for the granting of restricted stock, restricted stock units, performance shares and performance units, bonus stock and other stock-based awards. The number of shares or units and all terms and conditions, including the restriction period, performance criteria and other restrictions and conditions applicable to each such Award, will be determined by the Committee. During the restriction period, participants may exercise full voting rights, and will be entitled to receive all dividends and other distributions paid, with respect to restricted stock they have been granted; provided that stock dividends, if any, remain subject to the same restrictions as the underlying stock. Payment to the participant may be in shares of Common Stock or cash, or a combination thereof, and in a lump sum or installments, all as determined by the Committee. Shares of Common Stock may also be awarded to participants under the Plan as a bonus. Such shares may be granted with or without restrictions. Shares awarded subject to performance criteria or other restrictions which are not satisfied, are forfeited and must be returned to the Company. In addition to the foregoing types of awards, the Plan permits the Committee to grant any other stock based award as the Committee may determine. Such stock based awards may be in the form of the Company's Common Stock or other securities, the value of which is based, in whole or in part, on the value of the Company's Common Stock on the grant date.

  In the event of a change in control of the Company, all outstanding stock options and SARs shall immediately become fully vested, and all restrictions and performance criteria relating to all outstanding Awards shall be deemed to have been fully satisfied, unless the transaction or event constituting the change in control was approved in advance by a majority of the Company's Board of Directors. Under the terms of the Plan, a change in control shall be deemed to have occurred if: (i) any person becomes the beneficial owner of 20% or more of the Company's voting securities; (ii) the Company is involved in a merger, acquisition or similar transaction pursuant to which the Company's directors immediately before the transaction cease to constitute a majority of the Company's directors after the transaction; or (iii) the Company is involved in a transaction pursuant to which it is not the surviving corporation, its Common Stock is exchanged for, or converted into securities of another entity, it becomes a subsidiary of another entity, or 50% or more of its aggregate assets or earning power is sold to another entity.

  The Company expects that Awards made under the Plan will be fully deductible for federal income tax purposes. Among other requirements, Section 162(m) of the Code, which limits such deductions, requires that a maximum amount of performance-based compensation which can be provided to any covered participant be established; and, for this purpose, such annual aggregate maximum amount is 100,000 shares with respect to options and SARs and, with respect to other Awards, is the fair market value of such number of shares as of the first day of such year. Actual Awards, if any, will be determined by the Committee.

  No Awards have been granted under the Plan. Because all Awards are within the discretion of the Committee, the Awards that would have been made to participants during the last fiscal year had the Plan been in effect, and the Awards that may be made in the future, as well as the number of employees to whom Awards may be made, are not presently determinable. However, it is presently estimated that the number of employees of the Company and its subsidiaries who may receive Awards under the Plan during the first several years would not exceed 50.

  The Plan may be amended, modified, suspended or terminated by the Board of Directors at any time. No amendment shall be effective prior to approval of the shareholders to the extent such approval is necessary to comply with any legal requirement. If not earlier terminated, the Plan shall terminate on December 31, 2006.

  FEDERAL INCOME TAX CONSEQUENCES. The Plan will have the following federal income tax consequences under the present provisions of the Code. The Company's deductions for compensation paid under the Plan are in all cases subject to the requirement of reasonableness.

  Incentive Stock Options. Neither the grant, exercise nor purchase of shares under an incentive stock option will cause the recognition of ordinary income by the participant provided the participant does not dispose of the underlying shares within two years from the date of the grant of the option and within one year after the exercise of the option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be treated as an item includable in the tax base upon which "alternative minimum tax" may be imposed. Neither the grant nor the exercise of an incentive stock option will produce a tax deduction for the Company.

  If the shares purchased by the participant pursuant to the exercise of an incentive stock option are disposed of after the expiration of two years from the date of the grant of the option and after one year from the date of exercise, the gain or loss on the sale, based upon the difference between the amount realized and the exercise price, will constitute long-term capital gain or loss. If the shares purchased by a participant pursuant to the exercise of an incentive stock option are sold at a gain prior to the expiration of either of such periods, so much of the gain as does not exceed the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the date of sale will be taxable as compensation to the participant; and a tax deduction will be allowable to the Company in an amount equal to the compensation recognized by the participant.

  Nonqualified Options. The grant of a nonqualified option will not cause the recognition of ordinary income by the participant or entitle the Company to a deduction for federal income tax purposes because, under existing Treasury regulations, such an option does not have a "readily ascertainable" fair market value. The exercise of a nonqualified option which is not subject to any restrictions on the participant's ownership or disposition thereof will cause the recognition of compensation in an amount equal to the difference between the exercise price and the fair market value on the exercise date of the shares purchased by the participant, and a tax deduction will be available to the Company in an amount equal to the compensation recognized by the participant. If restrictions apply regarding forfeiture and transferability to the shares upon exercise, the time of recognition of compensation and the amount thereof, and the availability of a tax deduction to the Company, will be determined when such restrictions cease to apply.

  BOARD RECOMMENDATION. The Board of Directors adopted the Plan, subject to shareholder approval, at its February 21, 1997 meeting. The Board believes that the approval and adoption of the Plan will advance the interests of the Company and its shareholders by enabling the Company to attract and retain high caliber, motivated executive officers and other key employees by offering compensation incentives which provide such officers and employees with a sense of proprietorship through stock ownership.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
                    LONG-TERM INCENTIVE COMPENSATION PLAN.

                             SELECTION OF AUDITORS

  The Audit Committee has nominated to the Board of Directors for its consideration the firm of Deloitte & Touche LLP to act as independent auditors for the Company for the year 1997 and, subject to the approval of shareholders at the annual meeting, the Board has selected that firm to audit the books of account and records of the Company and to make a report thereon to the shareholders. The persons named in the proxy will, unless otherwise instructed thereon, vote your shares in favor of the following resolution which will be submitted for consideration:

    RESOLVED that the selection of the firm of Deloitte & Touche LLP, independent auditors, to audit the books of account and records of the Company for the year 1997, to make a report thereon "To the Shareholders of Texas Utilities Company," and to perform other services, be, and it hereby is, approved.

  The firm of Deloitte & Touche LLP, independent auditors, has been the outside auditors for the Company since its organization in 1945 and for certain of the subsidiaries since 1932, including the last fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AUDITORS.

                                OTHER BUSINESS

  Other than as stated herein, the Board of Directors does not intend to bring any business before the meeting and it has not been informed of any matters that may be presented to the meeting by others. However, if any other matters properly come before the meeting, it is the intent of the Board of Directors that the persons named in the proxy will vote pursuant to the proxy in accordance with their judgment with respect to such matters.

 Dated: April 4, 1997


            WHETHER OR NOT YOU WILL BE ABLE TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY PROMPTLY.

                     LONG-TERM INCENTIVE COMPENSATION PLAN

                                     OF THE

                         TEXAS UTILITIES COMPANY SYSTEM


SECTION 1.  PURPOSE

     Texas Utilities Company, a Texas corporation (the "Company"), hereby establishes the Long-Term Incentive Compensation Plan of the Texas Utilities Company System (the "Plan") to promote the interests of the Company and its shareholders through the (i) attraction and retention of executive officers and other key employees essential to the success of the Company; (ii) motivation of executive officers and other key employees using performance-related incentives linked to long-range performance goals and the interests of Company shareholders; and (iii) enabling of such employees to share in the long-term growth and success of the Company. The Plan permits the grant of Incentive Stock Options (intended to qualify under Section 422 of the Code), Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Bonus Stock, and any other Stock Unit Awards or stock-based forms of awards as the Committee, in its sole and complete discretion, may determine to be appropriate in carrying out the intent and purposes of this Plan.

SECTION 2.  DEFINITIONS

     When used in this Plan, the following terms shall have the meanings set forth below:

     2.1 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

     2.2 "Agreement" means a written agreement between the Company and a Participant implementing the grant, and setting forth the particular terms, conditions and restrictions of each Award. With respect to the grant of an Option, the Agreement may be referred to herein as an "Option Agreement," and with respect to any other Award hereunder, the Agreement may be referred to herein as an "Award Agreement."

     2.3 "Award" means a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Bonus Stock, or other Stock Unit Awards.

     2.4 "Award Date" or "Grant Date" means the date on which an Award is made by the Committee under the Plan.

     2.5 "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

     2.6 "Board" or "Board of Directors" means the Board of Directors of the Company.

     2.7 "Bonus Stock" means an Award granted pursuant to Section 10 of the Plan.

     2.8 "Cashless Exercise" means the exercise of an Option by the Participant through the use of a brokerage firm to make payment to the Company of the exercise price either from the proceeds of a loan to the Participant from the brokerage firm or from the proceeds of the sale of Stock issued pursuant to the exercise of the Option, and upon receipt of such payment, the Company delivers the exercised Shares to the brokerage firm.

     2.9 "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (a) Any Person, corporation or other entity or group, including any "group" as defined in Section 13(d)(3) of the Exchange Act, becomes the Beneficial Owner of Shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company; or

          (b) As the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets, sale of securities, contested election, or any combination of the foregoing (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets; or

          (c) If at any time: (i) the Company shall consolidate or merge with any other Person and the Company shall not be the continuing or surviving corporation; (ii) any Person shall consolidate or merge with the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Stock shall be converted into, or exchanged for, stock or other securities of any other Person or cash or any other property; (iii) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person; or (iv) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

     2.10 "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

     2.11 "Committee" means the Organization and Compensation Committee of the Board.

     2.12 "Common Stock" or "Stock" means the Common Stock of the Company, without par value, or such other security or right or instrument into which such Common Stock may be changed or converted in the future.

     2.13 "Company" means Texas Utilities Company, including all Affiliates and wholly-owned subsidiaries, or any successor thereto.

     2.14 "Covered Participant" means a Participant who is a "covered employee" as defined in Code Section 162(m)(3) and the regulations promulgated thereunder.

     2.15 "Designated Beneficiary" means the beneficiary designed by the Participant, pursuant to procedures established by the Committee, to receive amounts due to the Participant in the event of the Participant's death. If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant's estate.

     2.16 "Disability" means (i) the mental or physical disability of the Participant defined as "Disability" under the terms of the Texas Utilities System Employee Long-Term Disability Income Plan, as amended from time to time in accordance with the provisions of such plan; or (ii) a determination by the Committee, in its sole discretion, of total disability (based on medical evidence) that precludes the Participant from engaging in any occupation or employment for wage or profit for at least twelve months and appears to be permanent. All decisions by the Committee relating to a Participant's Disability (including a decision that a Participant is not disabled), shall be final and binding on all parties.

     2.17 "Divestiture" means the sale of, or closing by, the Company of the business operations in which the Participant is employed.

     2.18 "Early Retirement" means Earlier-than-Normal Retirement of a Participant under, and subject to, the provisions of the Retirement Plan.

     2.19 "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor law as amended from time to time.

     2.20 "Executive Officer" means any employee considered by the Company to be an Executive Officer.

     2.21 "Fair Market Value" means, on any given date, the closing price of Stock as reported on the New York Stock Exchange composite tape on such day or, if no Shares were traded on the New York Stock Exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by The Wall
                                                                      --------
           Street Journal or such other source as the Committee may select.
           --------------

     2.22 "Full-time Employee" means an individual who is employed by the Company or a Subsidiary in a customary employer-employee relationship, is on the payroll of the Company or such Subsidiary, receives compensation directly from the Company or such Subsidiary, and is designated in the internal payroll or other records of the Company or a Subsidiary as a regular, full-time employee. This designation excludes all leased employees (within the meaning of Code
           Section 414(n)), part-time employees, temporary employees, or contract employees, as well as all consultants to, the Company.

     2.23 "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Section 6 herein, which is designated as an incentive stock option and is intended to meet the requirements of Code Section 422.

     2.24 "Key Employee" means a Full-time Employee who is an officer or other key employee of the Company or its Subsidiaries as designated or determined by the Committee.

     2.25 "Nonqualified Stock Option" or "NQSO" means an option to purchase Stock, granted under Article 6 herein, which is not intended to qualify as, or constitute an Incentive Stock Option.

     2.26 "Normal Retirement" means Normal Retirement of a Participant under, and subject to, the provisions of the Retirement Plan.

     2.27  "Option" means an Incentive Stock Option or a Nonqualified Stock
           Option.

     2.28 "Other Stock Unit Award" means awards of Stock or other Awards that are valued in whole or in part by reference to, or are otherwise based on, the value of the Company's Common Stock.

     2.29 "Participant" means a Key Employee who has been granted an Award under the Plan.

     2.30 "Performance Criteria" means the objectives established by the Committee for a Performance Period, for the purpose of determining when an Award subject to such objectives has been earned.

     2.31  "Performance Award" means a performance-based Award made under
           Section 9 herein, which may be in the form of either Performance Shares or Performance Units.

     2.32 "Performance Period" means the time period designated by the Committee during which performance goals must be met in order for a Participant to obtain a performance-based Award.

     2.33 "Performance Share" means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 9 herein, the value of which is determined, in whole or in part, by the value of Company Stock in a manner deemed appropriate by the Committee and described in the applicable Agreement.

     2.34 "Performance Unit" means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 9 herein, the value of which is determined, in whole or in part, by the attainment of pre-established Performance Criteria as deemed appropriate by the Committee and described in the Agreement.

     2.35 "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Section 8 herein.

     2.36 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     2.37 "Plan" means the Texas Utilities Company Long-Term Incentive Plan as herein established and as hereafter amended from time to time.

     2.38 "Restricted Stock" means an Award of Stock granted to a Participant pursuant to Section 8 herein.

     2.39 "Restricted Stock Unit" means a fixed or variable dollar denominated right to acquire Stock, which may or may not be subject to restrictions, contingently awarded under Section 8 of the Plan.

     2.40 "Retirement Plan" means the Retirement Plan for Employees of the Texas Utilities Company System, as it may be amended from time to time.

     2.41 "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act as adopted in Exchange Act Release No. 34-37260 (May 30, 1996), or any successor rule as amended from time to time.

     2.42 "Section 162(m)" means Section 162(m) of the Code, or any successor section under the Code, as amended from time to time and as interpreted by final or proposed regulations promulgated thereunder from time to time.

     2.43 "Securities Act" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

     2.44  "Stock" or "Shares" means the Common Stock of the Company.

     2.45 "Stock Appreciation Right" means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over the Exercise Price of a related Option or the Fair Market Value of the Stock on the Grant Date of the Stock Appreciation Right.

     2.46 "Stock Unit Award" means an award of Common Stock or units granted under Section 11.

     2.47 "Subsidiary" means a corporation in which the Company owns, either directly or through one or more of its Subsidiaries, at least 50% of the total combined voting power of all classes of stock.

SECTION 3.  ADMINISTRATION

     3.1  The Committee.  The Plan shall be administered and interpreted by the
          -------------
Committee which shall have full authority, discretion and power necessary or desirable for such administration and interpretation. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which Awards may be made and exercised; (ii) to determine the Participants to which Awards shall be made; (iii) to determine all terms and provisions of each Agreement, which need not be identical for types of Awards nor for the same type of Award to different Participants; (iv) to construe and interpret all terms, conditions and provisions of the Plan and all Agreements; (v) to establish, amend, or waive rules or regulations for the Plan's administration; (vi) to accelerate the exercisability of any Award, the length of a Performance Period or the termination of any Period of Restriction; and (vii) to make all other determinations and take all other actions necessary or advisable for the administration or interpretation of the Plan. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.

     3.2  Committee Decisions.  Unless strictly and expressly prohibited by law,
          -------------------
all determinations and decisions made by the Committee pursuant to the provisions of this Plan shall be final, conclusive, and binding upon all persons, including Participants, Designated Beneficiaries, the Company, its shareholders and employees.

     3.3  Rule 16b-3 and Section 162(m) Requirements.  Notwithstanding any other
          ------------------------------------------
provision of the Plan, the Committee may impose such conditions on any Award as it may deem to be advisable or required to satisfy the requirements of Rule 16b-3 or Section 162(m).

SECTION 4.  ELIGIBILITY

     The Committee shall have sole and complete discretion in determining those Key Employees who shall participate in the Plan. The Committee may request recommendations for individual awards from the Company's Chief Executive Officer and may delegate to the Chief Executive Officer the authority to make Awards to Participants who are not Executive Officers of the Company.

SECTION 5.  SHARES SUBJECT TO THE PLAN

     5.1  Number of Shares.  Subject to adjustment as provided for in Section
          ----------------
5.4 below, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 2,500,000 Shares, which may be in any combination of Options, Restricted Stock, Restricted Stock Units, Performance Shares, Bonus Shares, or Other Stock Unit Award. Shares of Common Stock may be available from the authorized but unissued Shares, Shares issued and reacquired by the Company or Shares purchased in the open market for purposes of the Plan. Except as provided in Sections 5.2 and 5.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

     5.2  Lapsed Awards or Forfeited Shares.  In the event that (i) any Option
          ---------------------------------
or other Award granted under the Plan terminates, expires, or lapses for any reason without having been exercised in accordance with its terms, (ii) if Shares issued pursuant to the Awards are canceled or forfeited for any reason, or (iii) if Awards are paid in cash, the Shares subject to such Award shall thereafter be again available for grant of an Award under the Plan.

     5.3  Delivery of Shares as Payment.  In the event a Participant pays for
          -----------------------------
any Option or other Award granted under the Plan through the delivery of previously acquired shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares surrendered by the Participant.

     5.4  Capital Adjustments.  The number and class of Shares subject to each
          -------------------
outstanding Award, the Option Price and the aggregate number, type and class of Shares for which Awards thereafter may be made shall be subject to adjustment, if any, as the Committee deems appropriate, based on the occurrence of a number of specified and non-specified events. Such specified events are discussed in this Section 5.4, but such discussion is not intended to provide an exhaustive list of such events which may necessitate adjustments.

     (a) If the outstanding Shares are increased, decreased or exchanged through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution in respect to such Shares, for a different number or type of Shares, or if additional Shares or new or different Shares are distributed with respect to such Shares, an appropriate and proportionate adjustment shall be made in: (i) the maximum number of shares of Stock available for the Plan as provided in Section 5.1 herein, (ii) the type of shares or other securities available for the Plan, (iii) the number of shares of Stock subject to any then outstanding Awards under the Plan, and (iv) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable.

     (b) In the event other events not specified above in this Section 5.4, such as any extraordinary cash dividend, split-up, reverse split, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event, affect the Common Stock such that an adjustment is necessary to maintain the benefits or potential benefits intended to be provided under this Plan, then the Committee in its discretion may make adjustments to any or all of (i) the number and type of shares which thereafter may be optioned and sold or awarded or made subject to Stock Appreciation Rights under the Plan, (ii) the grant, exercise or conversion price of any Award made under the Plan thereafter, and (iii) the number and price (including Exercise Price) of each share of Stock (or other kind of shares or securities) subject to the then outstanding Awards.

     (c) Any adjustment made by the Committee pursuant to the provisions of this Section 5.4 shall be final, binding and conclusive. A notice of such adjustment, including identification of the event causing such adjustment, the calculation method of such adjustment, and the change in price and the number of shares of Stock, or securities, cash or property purchasable subject to each Award shall be sent to each Participant. No fractional interests shall be issued under the Plan based on such adjustments.

SECTION 6.  STOCK OPTIONS

     6.1  Grant of Stock Options.  Subject to the terms and provisions of the
          ----------------------
Plan and applicable law, the Committee, at any time and from time to time, may grant Options to Key Employees as it shall determine. The Committee shall have sole and complete discretion in determining the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which an Option pertains, any conditions imposed upon the exercisability or the transferability of the Options, including vesting conditions, the conditions under which the Option may be terminated, and any such other provisions as may be warranted to comply with the law or rules of any securities trading system or stock exchange. Each Option grant shall have such specified terms and conditions detailed in an Option Agreement. The Option Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

     6.2  Option Price.  The exercise price per share of Stock covered by an
          ------------
Option ("Option Price") shall be determined on the Grant Date by the Committee; provided that the Option Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

     6.3  Exercisability.  Options granted under the Plan shall be exercisable
          --------------
at such times and be subject to such restrictions and conditions as the Committee shall determine, which will be specified in the Option Agreement and need not be the same for each Participant. However, no Option granted under the Plan may be exercisable until the expiration of at least six months after the Grant Date (except that such limitations shall not apply in the case of death or Disability of the Participant, or a Change in Control), nor after the expiration of ten years from the Grant Date.

     6.4  Method of Exercise.  Options shall be exercised by the delivery of a
          ------------------
written notice from the Participant to the Company in a form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment or provision for full payment for the Shares. The Option price shall be payable to the Company in full in cash, or its equivalent, or by delivery of Shares of Stock (not subject to any security interest or pledge) having a Fair Market Value at the time of exercise equal to the exercise price of the Shares, or by a combination of the foregoing. In addition, at the request of the Participant, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a Cashless Exercise of the Option. As soon as practicable, after receipt of written notice and full payment of the exercise price, the Company shall deliver to the Participant a stock certificate, issued in the Participant's name, evidencing the number of Shares with respect to which the Option was exercised.

SECTION 7.  STOCK APPRECIATION RIGHTS

     7.1  Grant of Stock Appreciation Rights.  Subject to the terms and
          ----------------------------------
provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights in tandem with an Option, or Stock Appreciation Rights in addition to an Option. Stock Appreciation Rights granted in tandem with an Option or in addition to an Option may be granted at the time of the Option or at a later time. No Stock Appreciation Rights granted under the Plan may be exercisable until the expiration of at least six months after the Grant Date (except that such limitations shall not apply in the case of death or Disability of the Participant, or a Change in Control), nor after the expiration of ten years from the Grant Date.

     7.2  Price.  The exercise price of each Stock Appreciation Right shall be
          -----
determined at the time of grant by the Committee, subject to the limitation that the grant price shall not be less than 100% of Fair Market Value of the Common Stock on the Grant Date.

     7.3  Exercise.  Stock Appreciation Rights shall be exercised by the
          --------
delivery of a written notice from the Participant to the Company in a form prescribed by the Committee. Upon such exercise, the Participant shall be entitled to receive an amount equal to the excess of the Fair Market Value of a Share over the grant price thereof on the date of exercise of the Stock Appreciation Right multiplied by the number of Shares for which the Stock Appreciation Right was granted.

     7.4  Payment.  Payment upon exercise of the Stock Appreciation Right shall
          -------
be in the amount of the full exercise price therefor, and shall be made in the form of cash, cash installments, Shares of Common Stock, or a combination thereof, as determined in the sole and complete discretion of the Committee. However, if any payment in the form of Shares results in a fractional share, such payment for the fractional share shall be made in cash.

SECTION 8.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     8.1  Grant of Restricted Stock.  Subject to the terms and provisions of the
          -------------------------
Plan and applicable law, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units under the Plan to such Participants, and in such amounts and for such duration and/or consideration as it shall determine.

     8.2  Restricted Stock Award Agreement.  Each Restricted Stock and
          --------------------------------
Restricted Stock Unit granted hereunder shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the conditions which must be satisfied prior to removal of the restriction, the number of Shares of Restricted Stock or Restricted Stock Units granted, payment terms for each such Award (e.g. whether the Award will be paid in shares of Stock, cash or a combination thereof, and whether payment will be in a lump sum or installments), and such other provisions as the Committee shall determine. The Committee may specify, but is not limited to, the following types of restrictions in the Award
Agreement: (i) restrictions on acceleration or achievement of terms or vesting based on any Performance Criteria, including, but not limited to, absolute or relative increases in total shareholder return, revenues, sales, net income, or net worth of the Company, any of its Subsidiaries, divisions, business units or other areas of the Company; and (ii) any other restrictions which the Committee may deem advisable, including requirements established pursuant to the Securities Act, the Exchange Act, the Code and any securities trading system or stock exchange upon which such Shares under the Plan are listed.

     8.3  Nontransferability.  Except as provided in this Section 8, the Shares
          ------------------
of Restricted Stock or Restricted Stock Units granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the applicable Award Agreement. All rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

     8.4  Removal of Restrictions.  Except as otherwise noted in this Section 8,
          -----------------------
Restricted Stock and Restricted Stock Units covered by each Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee.

     8.5  Voting Rights.  During the Period of Restriction, Participants in
          -------------
whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares.

     8.6  Dividends and Other Distributions.  During the Period of Restriction,
          ---------------------------------
Participants in whose name Restricted Stock is granted under the Plan shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were distributed.

SECTION 9.  PERFORMANCE AWARDS

     9.1  Grant of Performance Awards.  Subject to the terms and provisions of
          ---------------------------
the Plan and applicable law, the Committee, at any time and from time to time, may issue Performance Awards in the form of either Performance Units or Performance Shares to Participants subject to the Performance Criteria, Performance Period and other consideration or restrictions as it shall determine. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant.

     9.2  Value of Performance Awards.  The Committee shall determine the number
          ---------------------------
and value of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set Performance Criteria in its discretion for each Participant who is granted a Performance Award. The extent to which such Performance Criteria are met will determine the value of the Performance Unit or Performance Share to the Participant. Such Performance Criteria may be particular to a Participant, may relate to the performance of the Company or Subsidiary which employs him or her, may be based on the division or business unit which employs him or her, may be based on the performance of the Company and its Subsidiaries generally, or any combination of the foregoing. The Performance Criteria may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The Performance Criteria may be absolute in their terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated. The terms and conditions of each Performance Award will be set forth in an Award Agreement.

     9.3  Settlement of Performance Awards.  After a Performance Period has
          --------------------------------
ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof based on the degree to which the Performance Criteria established by the Committee and set forth in the Award Agreement have been satisfied.

     9.4  Form of Payment.  Payment of the amount to which a Participant shall
          ---------------
be entitled upon the settlement of the Performance Award shall be made in cash, Stock, or a combination thereof and may be made in a lump sum or installments all as determined by the Committee and set forth in the related Award Agreement.

SECTION 10.  BONUS STOCK

     Subject to the terms and provisions of the Plan and applicable law, the Committee may, at any time and from time to time, award shares of Bonus Stock to participants under the Plan without cash consideration. The Committee shall determine and indicate in the related Award Agreement whether such shares of Bonus Stock shall be unencumbered of any restrictions (other than those which the Committee deems necessary or advisable to comply with law) or shall be subject to restrictions and limitations similar to those referred to in Section
9. In the event the Committee assigns any restrictions on the shares of Bonus Stock, then such shares shall be subject to at least the following restrictions:

     (a) No Shares of Bonus Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated if such Shares are subject to restrictions which have not lapsed or been satisfied.

     (b) If any condition of vesting of the shares of Bonus Stock are not met, all such Shares subject to such vesting shall be delivered to the Company (in a manner determined by the Committee) within 60 days of the failure to meet such conditions without any payment from the Company.

SECTION 11.  OTHER STOCK BASED AWARDS

     11.1  Grant of Other Stock Based Awards.  Subject to the terms and
           ---------------------------------
provisions of the Plan and applicable law, the Committee may, at any time and from time to time, issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Unit Awards which may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock on the Grant Date. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section 11 or as an Award granted pursuant to Sections 6 through 10, may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and
(ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee, in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules of the Award. The Award Agreement shall specify the rules of each Award as determined by the Committee. However, each Stock Unit Award need not be subject to identical rules.

     11.2  Rules.  The Committee, in its sole and complete discretion, may grant
           -----
a Stock Unit Award subject to the following rules:

     (a) Common Stock or other securities issued pursuant to Stock Unit Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the expiration of at least six months from the Grant Date, except that such limitation shall not apply in the case of death or Disability of the Participant or a Change in Control. To the extent Stock Unit Awards are deemed to be derivative securities within the meaning of Rule 16b-3, the rights of a Participant who is subject to Section 16 of the Exchange Act with respect to such Awards shall not vest or be exercisable until the expiration of at least six months from the Award Date. All rights with respect to such Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

     (b) Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award, be delivered without the payment of cash consideration.

     (c) The Committee, in its sole and complete discretion, may establish certain Performance Criteria that may relate in whole or in part to receipt of Stock Unit Awards.

     (d) Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified period.

     (e) The Committee, in its sole and complete discretion, as a result of certain circumstances, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award.

SECTION 12.  SPECIAL PROVISIONS APPLICABLE TO COVERED PARTICIPANTS

     Awards to Covered Participants shall be governed by the conditions of this
Section 12 in addition to the requirements of Sections 6 through 11 above. Should conditions set forth under this Section 12 conflict with the requirements of Sections 6 through 11, the conditions of this Section 12 shall prevail.

     (a) All Performance Criteria relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under
          Section 162(m) of the Code. Performance Criteria may include alternative and multiple Performance Criteria and will be based on one or more of the following business criteria: business or financial goals of the Company, including absolute or relative levels of total shareholder return, revenues, sales, net income, or net worth of the Company, any of its Subsidiaries, divisions, business units, or other areas of the Company.

     (b) The Performance Criteria must be objective and must satisfy third party "objectivity" standards under Code Section 162(m), and the regulations promulgated thereunder.

     (c) The Performance Criteria shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

     (d) The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Criteria that are applicable to such Award. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Criteria have been satisfied. Resolutions adopted by the Committee may be used for this purpose.

     (e) The aggregate maximum Awards that may be paid (in cash or in shares of Stock or a combination thereof) to any Covered Participant under the Plan pursuant to Sections 8, 9, 10 and 11 during any calendar year shall be an amount equivalent to the fair market value of 100,000 shares of Stock, such fair market value to be determined as of the first day of such calendar year.

     (f) The aggregate maximum number of shares of Stock subject to Options and SARs made to any Covered Participant during any calendar year shall be 100,000.

     (g) All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purposes of this Section 12.

SECTION 13.  CHANGE IN CONTROL

     Notwithstanding any other provision of this Plan, in the event of a Change in Control: (i) all outstanding Options shall immediately become fully vested and exercisable; (ii) all Periods of Restriction shall be deemed to have been completed; (iii) all Performance Criteria shall be deemed to have been satisfied in full; and (iv) all other restrictions of any kind applicable to all outstanding Awards shall be deemed to have lapsed or been satisfied in full; provided that none of the effects described in (i) - (iv) above shall occur if the Change in Control, or the transaction, event or occurrence causing the Change in Control was duly and effectively approved in advance by the affirmative vote of a majority of the Company's Board of Directors.

SECTION 14.  GENERAL PROVISIONS

     14.1  Plan Term.  The Plan was adopted by the Board on February 21, 1997,
           ---------
and became effective upon receiving shareholder approval on May 23, 1997.

     The Plan shall terminate December 31, 2006; however, all Awards made prior to, and which are outstanding on such date, shall remain valid in accordance with their terms and conditions.

     14.2  Withholding.  The Company shall have the right to deduct or withhold,
           -----------
or require a Participant to remit to the Company, any taxes required by law to be withheld from Awards made under this Plan. In the event an Award is paid in the form of Common Stock, the Committee may require the Participant to remit to the Company the amount of any taxes required to be withheld from such payment in Common Stock, or, in lieu thereof, the Company may withhold (or the Participant may be provided the opportunity to elect to tender) the number of shares of Common Stock equal in Fair Market Value to the amount required to be withheld.

     14.3  Awards.  Each Award granted under the Plan shall be evidenced in a
           ------
corresponding Award Agreement provided in writing to the Participant, which shall specify the terms, conditions and any rules applicable to the Award, including but not limited to the effect of a Change in Control, or death, Disability, Divestiture, Early Retirement, Normal Retirement or other termination of employment of the Participant on the Award.

     14.4  Nontransferability.  Except with respect to Nonqualified Stock
           ------------------
Options, no Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. Further, no lien, obligation, or liability of the Participant may be assigned to any right or interest of any Participant in an Award under this Plan.

     14.5  No Right to Employment.  Neither the Plan, nor any Award made, or any
           ----------------------
other action taken, hereunder shall be construed as giving any Participant or other person any right of employment or continued employment with the Company.

     14.6  Rights as Shareholder.  Subject to the terms and conditions of each
           ---------------------
particular Award, no Participant or Designated Beneficiary shall be deemed a shareholder of the Company nor have any rights as such with respect to any shares of Common Stock to be provided under the Plan until he or she has become the holder of such shares.

     14.7  Construction of the Plan.  The Plan and all Agreements shall be
           ------------------------
governed, construed, interpreted and administered in accordance with the laws of the State of Texas. In the event any provision of the Plan or any Agreement shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof.

     14.8  Amendment of Plan.  The Committee or the Board of Directors may
           -----------------
amend, suspend, or terminate the Plan or any portion thereof at any time, provided such amendment is made with shareholder approval if and to the extent such approval is necessary to comply with any legal requirement, including for these purposes any approval requirement which is a requirement for the performance-based compensation exception under Code Section 162(m).

     14.9  Amendment of Award.  In its sole and complete discretion, the
           ------------------
Committee may at any time amend any Award for the following reasons: (i) additions and/or changes are made to the Code, any federal or state securities law, or other law or regulations applicable to the Award; or (ii) any other event not described in clause (i) occurs and the Participant gives his or her consent to such amendment.

     14.10  Exemption from Computation of Compensation for Other Purposes.  By
            -------------------------------------------------------------
acceptance of an applicable Award under this Plan, subject to the conditions of such Award, each Participant shall be considered in agreement that all shares of Stock sold or awarded and all Options granted under this Plan shall be considered extraordinary, special incentive compensation and will not be included as "earnings," "wages," "salary" or "compensation" in any pension, welfare, life insurance, or other employee benefit arrangement of the Company.

     14.11  Legend.  In its sole and complete discretion, the Committee may
            ------
elect to legend certificates representing Shares sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such Shares.

     14.12  Certain Participants.  All Award Agreements for Participants subject
            --------------------
to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. All performance-based Awards to Covered Participants shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Code Section 162(m), unless the Committee, in its discretion, determines that any such Award is not intended to qualify for the exemption for performance-based compensation under Code Section 162(m).

     14.13  Unfunded Plan.  The Plan is intended to constitute an unfunded
            -------------
deferred compensation arrangement for a select group of management or highly compensated employees.

     EXECUTED on this ____ day of ________________, 1997.

                                             TEXAS UTILITIES COMPANY


                                             By:
                                                --------------------------------

                    [LOGO OF TEXAS UTILITIES APPEARS HERE]

--------------------------------------------------------------------------------

NOTICE OF
ANNUAL MEETING
OF SHAREHOLDERS
AND
PROXY STATEMENT
--------------------------------------------------------------------------------

TIME:
FRIDAY, MAY 23, 1997, AT 9:30 A.M.

PLACE:
EUGENE MCDERMOTT CONCERT HALL
MORTON H. MEYERSON
   SYMPHONY CENTER
2301 FLORA STREET
DALLAS, TEXAS 75201

 Whether or not you will be able
 to attend the meeting, please
 sign and return the enclosed
 proxy promptly so that you may
  be represented at the meeting.

                [LOGO OF TEXAS UTILITIES COMPANY APPEARS HERE]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints J.S. Farrington and Erle Nye, and each of them, Proxies with power to appoint a substitute, and hereby authorizes them to represent and to vote all shares of common stock of Texas Utilities Company held of record by the undersigned on March 24, 1997 at the annual meeting of shareholders of the Company to be held in the Eugene McDermott Concert Hall of the Morton H. Meyerson Symphony Center, 2301 Flora Street, Dallas, Texas, on Friday, May 23, 1997, and at any adjournments thereof, and to vote, as directed on the reverse side of this card, on all specified matters coming before said meeting, and in their discretion, upon such other matters not specified as may come before said meeting.


           (Continued, and to be signed and dated, on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE      Please mark
MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS      your votes as  [X]
PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.                  indicated in
                                                           this example

--------------------------------------------------------------------------------

DIRECTORS RECOMMEND A VOTE FOR ALL NOMINEES AND FOR ITEMS 2 AND 3.

                                  FOR            WITHHELD
1. Election of Directors:         [__]             [__]

NOMINEES:

J.S. Farrington          James A. Middleton
Bayard H. Friedman       Erle Nye
William M. Griffin       J.E. Oesterreicher
Kerney Laday             Charles R. Perry
Margaret N. Maxey        Herbert H. Richardson

For, except vote withheld from the following nominee(s):

______________________________________________________________

                                                    FOR      AGAINST   ABSTAIN
2.   Approval of the Long-Term Incentive            [__]      [__]      [__]
     Compensation Plan

                                                    FOR      AGAINST   ABSTAIN
3.   Approval of Auditors - Deloitte & Touche LLP   [__]      [__]      [__]

--------------------------------------------------------------------------------

                        NOTE: Please sign names exactly as printed hereon. Joint owners should each sign. In signing as attorney, administrator, executor, guardian, officer, partner or trustee, please give full title as such. Receipt is acknowledged of the Annual Report of the Company for 1996, notice of meeting and proxy statement.

Signature(s)_________________________________________     Date__________________

                            EMPLOYEES' THRIFT PLAN

                     OF THE TEXAS UTILITIES COMPANY SYSTEM

                                  1997 PROXY

     PARTICIPANTS IN THE EMPLOYEES' THRIFT PLAN OF THE TEXAS UTILITIES COMPANY SYSTEM MAY VOTE THE SHARES OF COMMON STOCK HELD IN THEIR PLAN ACCOUNTS AT THE ANNUAL MEETING OF SHAREHOLDERS OF TEXAS UTILITIES COMPANY BY USING THIS CONFIDENTIAL VOTING INSTRUCTION CARD TO GIVE VOTING INSTRUCTIONS TO THE TRUSTEE FOR SUCH PLAN, MELLON BANK N.A., PRIOR TO 5:00 PM (NEW YORK TIME) ON MAY 15, 1997. THESE CONFIDENTIAL VOTING INSTRUCTIONS WILL BE SEEN ONLY BY AUTHORIZED PERSONNEL APPOINTED BY THE TRUSTEE. IF THIS CARD IS NOT TIMELY RECEIVED BY THE TRUSTEE, THE SHARES REPRESENTED BY THIS CARD WILL BE VOTED BY THE TRUSTEE IN THE SAME PERCENTAGE AS SHARES HELD BY PARTICIPANT FOR WHICH THE TRUSTEE HAS RECEIVED TIMELY VOTING INSTRUCTIONS.

     The undersigned hereby instructs the trustee to execute the proxy solicited on behalf of the Board of Directors for the annual meeting of shareholders of Texas Utilities Company to be held in the Eugene McDermott Concert Hall of the Morton H. Meyerson Symphony Center, 2301 Flora Street, Dallas, Texas, on Friday, May 23, 1997, and at any adjournments thereof, and to authorize the Proxies named therein to vote as directed on the reverse side of this card, on all specified matters coming before said meeting, and in their discretion, upon such other matters not specified as may come before said meeting.

           (Continued, and to be signed and dated, on reverse side)

This card when properly executed will instruct the             Please mark
trustee to vote in the manner directed herein.                your votes as [X]
The execution and return of this card, with no                 indicated in
direction given, will constitute instructions to vote          this example
FOR Items 1,2 and 3.

--------------------------------------------------------------------------------
Directors recommend a vote FOR all Nominees and FOR Items 2 and 3.

                                      FOR       WITHHELD
1. Election of Directors:             [__]        [__]

NOMINEES:

J.S. Farrington          James A. Middleton
Bayard H. Friedman       Erle Nye
William M. Griffin       J.E. Oesterreicher
Kerney Laday             Charles R. Perry
Margaret N. Maxey        Herbert H. Richardson

For, except vote withheld from the following nominee(s):

___________________________________________________________

                                                   FOR     AGAINST   ABSTAIN
2. Approval of the Long-Term Incentive             [__]      [__]      [__]
   Compensation Plan

                                                   FOR     AGAINST   ABSTAIN
3. Approval of Auditors - Deloitte & Touche LLP    [__]      [__]      [__]

--------------------------------------------------------------------------------

                              NOTE: Please sign names exactly as printed hereon. In signing as administrator, executor or guardian, please give full title as such. Receipt is acknowledged of the Annual Report of the Company for 1996, notice of meeting and proxy statement.

Signature(s)______________________________     Date ____________________________